Exhibit 23

                 CONSENT OF INDEPENDENT ACCOUNTANTS
                 ----------------------------------

We hereby consent to the incorporation by reference in each Prospectus constituting part of the Registration Statements on Form S-8 (no. 2-96464), Form S-8 (no. 33-54429), Form S-3 (no. 33-52241), Form S-3 (no. 33-54007),
Form S-4 (no. 33-52245) and Form S-3 (no. 33-59703) of M.D.C. Holdings, Inc. of our report dated February 20, 1996 appearing on page F-2 of this Form 10-K.



/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP

Los Angeles, California
March 15, 1996